UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 23, 2006

FIDELITY NATIONAL TITLE GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32630	86-0498599

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 Riverside Avenue Jacksonville, Florida		32204

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (904) 854-8100
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01. Entry into a Material Definitive Agreement
FNT Annual Incentive Plan
     On October 23, 2006, at the 2006 Annual Meeting of stockholders of Fidelity National Title Group, Inc., a Delaware corporation (“FNT”), the stockholders of FNT approved the FNT Annual Incentive Plan, or incentive plan. The incentive plan will allow incentive awards paid thereunder to qualify as deductible performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The incentive plan will be administered by FNT’s compensation committee. Eligibility under the incentive plan is limited to FNT’s chief executive officer and each other executive officer that the compensation committee determines, in its discretion, is or may be a “covered employee” of FNT within the meaning of Section 162(m) of the Code and who is selected by the compensation committee to participate in the incentive plan. Payment of awards under the incentive plan will be made in cash. The incentive plan will remain in effect until such time as it is terminated by FNT’s board of directors.
FNT 2005 Omnibus Incentive Plan
     On October 23, 2006, at the 2006 Annual Meeting of stockholders of FNT, the stockholders of FNT approved an amendment to increase the number of shares available for issuance under the FNT 2005 Omnibus Incentive Plan, or omnibus plan, by 15.5 million shares. Stockholder approval of the omnibus plan, as amended, also constituted approval of the material terms of the performance goals under which compensation intended to constitute performance-based compensation for purposes of Section 162(m) of Code may be paid.
     The omnibus plan originally became effective on September 26, 2005, in connection with FNT’s initial public offering. The omnibus plan permits the granting of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other cash or stock-based awards. The omnibus plan authorizes the granting of awards for up to ten years and will remain in effect with respect to outstanding awards until no awards remain outstanding. The omnibus plan is administered by FNT’s compensation committee. Eligible participants include all employees, directors and consultants of FNT and its subsidiaries, as determined by the compensation committee. The omnibus plan may be amended or terminated by FNT’s board of directors at any time, subject to certain limitations, and the awards granted under the plan may be amended or terminated by the compensation committee at any time, provided that no such action may, without a participant’s written consent, adversely affect in any material way any previously granted award. No amendment that would require stockholder approval under applicable law may become effective without stockholder approval.
Further information about the FNT Annual Incentive Plan and the FNT 2005 Omnibus Incentive Plan may be found in the descriptions thereof contained in FNT’s Schedule 14C filed with the Securities and Exchange Commission on September 19, 2006, which descriptions are incorporated herein by reference.
Credit Agreement
     Effective October 24, 2006, FNT entered into a Credit Agreement with Bank of America, N.A. as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto (the “FNT Credit Agreement”).
     The FNT Credit Agreement provides for an $800 million unsecured revolving credit facility maturing on the fifth anniversary of the closing date. FNT has the option to increase the size of the credit facility by an additional $300 million, subject to certain requirements. Amounts under the revolving credit facility may be borrowed, repaid and reborrowed by the borrower thereunder from time to time until the maturity of the revolving credit facility. Voluntary prepayment of the revolving credit facility under the FNT Credit Agreement is permitted at any time without fee upon proper notice and subject to a minimum dollar requirement. Revolving loans under the credit facility bear interest at a variable rate based on either (i) the higher of (a) a rate per annum equal to one-half of one percent in excess of the Federal Reserve’s Federal Funds rate or (b) Bank of America’s “prime rate”, or (ii) a rate per annum equal to the British Bankers Association LIBOR rate plus a margin of between .23%-.675%, depending on FNT’s then current senior unsecured long-term debt rating from the rating agencies. In addition, the company will pay a commitment fee between .07%-.175% on the entire facility, also depending on FNT’s senior unsecured long-term debt rating.
     The FNT Credit Agreement contains affirmative, negative and financial covenants customary for financings of this type, including, among other things, limits on the creation of liens, sales of assets, the incurrence of indebtedness, restricted payments, transactions with affiliates, and certain amendments. The FNT Credit Agreement requires FNT to maintain certain financial ratios and levels of capitalization. The FNT Credit Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, upon the occurrence of an event of default, the interest rate on all outstanding obligations will be increased and payments of all outstanding loans may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the FNT Credit Agreement shall automatically become immediately due and payable, and the lenders’ commitments will automatically terminate.
Item 2.01. Completion of Acquisition or Disposition of Assets
     On October 24, 2006, FNT completed the acquisition of substantially all of the assets and liabilities of FNF (other than FNF’s interests in its majority-owned subsidiary, Fidelity National Information Services, Inc., a Georgia corporation (“FIS”) and in a small subsidiary, FNF Capital Leasing, Inc.) in exchange for 45,265,956 shares of FNT’s Class A common stock (the “Asset Contribution”), pursuant to the Securities Exchange and Distribution Agreement, dated as of June 25, 2006, as amended and restated as of September 18, 2006, between FNT and FNF. The assets transferred by FNF to FNT included FNF’s specialty insurance business, its interest in certain claims management operations, certain timber and real estate holdings and certain smaller operations, together with all cash and certain investment assets held by FNF as of October 24, 2006.
     In connection with the Asset Contribution, FNF converted all of the FNT Class B Common Stock held by FNF into FNT Class A Common Stock, and distributed the shares acquired by FNF from FNT, together with the converted shares, to holders of record of FNF Common Stock as of October 17, 2006 in a tax-free distribution. As a result of this distribution, FNF no longer owns any common stock of FNT.
Item 2.03. Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     The information provided in Item 1.01 of this report under the caption “Credit Agreement” is incorporated by reference in response to this Item 2.03.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     In connection with the Asset Contribution, and the proposed merger of FNF with and into FIS (the “FIS Merger”), on October 25, 2006, Messrs. William G. Bone and William A. Imparato resigned from the Board of Directors of FNT. On October 25, 2006, following the approval of the stockholders of FNT, Messrs. Douglas K. Ammerman, Thomas M. Hagerty, Daniel D. Lane, Richard N. Massey and Cary H. Thompson joined the Board of Directors of FNT. In addition, William P. Foley, II became the Chairman of the Board and Chief Executive Officer, Alan L. Stinson and Raymond R. Quirk became Co-Chief Operating Officers, Brent Bickett became the President, Peter T. Sadowski became the Executive Vice President and General Counsel and Michael L. Gravelle became the Executive Vice President, Legal, of FNT.
     Biographical and other information required to be reported concerning Messrs. William P. Foley, II, Alan L. Stinson, Brent B. Bickett, Peter T. Sadowski, Michael L. Gravelle, and Raymond R. Quirk are incorporated herein by reference to FNT’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on September 19, 2006.

Item 8.01. Other Events.
     Prior to the Asset Contribution described under Item 2.01 of this report, FNT was party to various “intercompany agreements” with FNF and FIS. On October 24, 2006, in connection with the completion of the Asset Contribution and the anticipated FIS Merger, certain intercompany agreements were terminated. In addition, some of the original intercompany agreements will be amended and restated, and new intercompany agreements will be entered into between FNF and FIS.
     The primary reason for terminating the intercompany agreements was to reflect the effect of the Asset Contribution on FNT’s overall corporate structure. Some of the intercompany agreements will be amended and restated (and new intercompany agreements will be entered into) in connection with the Asset Contribution and the FIS Merger in order to ensure that the rights and obligations covered by the intercompany agreements before the FIS Merger are properly allocated among the post-FIS Merger entities.
     The new intercompany agreements that were effective as of the Asset Contribution are filed as Exhibits 99.1 through 99.5 to this report. The following summaries are qualified in their entirety by reference to the text of such exhibits. The agreements described herein do not constitute all of the intercompany agreements between FNT and FNF, FIS or their respective affiliates. Additional intercompany agreements that are not being amended and restated in connection with the Asset Contribution are described under the caption “Certain Relationships and Related Transactions with FNF and FIS” in the registrant’s Schedule 14C filed with the SEC on September 19, 2006.
Arrangements with FNF
     On October 24, 2006, in connection with the Asset Contribution, each of the following agreements was terminated:
(i)	Employee Matters Agreement dated as of September 27, 2005.

(ii)	Tax Matters Agreement dated as of September 27, 2005.

(iii)	Intellectual Property Cross License Agreement dated September 27, 2005.

(iv)	Registration Rights Agreement dated as of September 27, 2005.

(v)	Separation Agreement dated as of September 27, 2005.
Tax Disaffiliation Agreement.
     Effective as of October 24, 2006, FIS, FNF and FNT have entered into a tax disaffiliation agreement. FNT and its subsidiaries currently are members of the FNF consolidated federal income tax return. In addition, certain FNT subsidiaries are included with FIS group companies in state combined income tax returns. As a result of the Asset Contribution, FNT’s companies will no longer be included in the FNF consolidated federal income tax return or in any state combined return with any FIS company. The tax disaffiliation agreement allocates responsibility between FIS and FNT for filing returns and paying taxes for periods prior to the Asset Contribution, subject to the indemnification provisions set forth in the agreement. The tax disaffiliation agreement also includes indemnifications for any adjustments to taxes for periods prior to the Asset Contribution and for any taxes and for any associated adverse consequences that may be imposed on the parties as a result of the Asset Contribution, as a result of actions taken by the parties or otherwise, and as a result of the merger.
  Indemnification
•	FNT will indemnify FNF (and its successor after the merger, FIS) with respect to the FNF federal consolidated income taxes for periods prior to the Asset Contribution (other than taxes attributable to income of FIS or FIS subsidiaries), and with respect to any state income taxes payable by FIS but attributable to FNF, to FNT, to a subsidiary of FNT or to one of the former direct FNF subsidiaries that are being contributed to FNT pursuant to the securities exchange and distribution agreement.

•	FIS will indemnify FNT with respect to any state income taxes payable by FNT but attributable to a subsidiary of FIS.

•	FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the merger of FNF into FIS is determined to be a taxable transaction.

•	FNT will indemnify FIS for all taxes and any associated adverse consequences (including shareholder suits) if the Asset Contribution is determined to be a taxable transaction, unless such adverse determination is the result of a breach by FIS of its covenant not to take certain actions within its control that would cause the Asset Contribution to be taxable or the result of certain acquisitions of FIS stock within the control of FIS or an FIS affiliate.
   Designation of Agent
     FNF, prior to the merger, to the extent permissible under the tax law, will designate FNT or an affiliate of FNT as the agent of the FNF federal consolidated group, such that FNT (or such FNT affiliate) will represent that group before the Internal Revenue Service for all federal income tax matters related to periods prior to the Asset Contribution. There will be conforming agency designations at the state level to the extent permitted by law.
  Filing of Returns and Payment of Taxes
•	In general, FNT will file and pay the tax due on all FNF federal consolidated returns.

•	FNT and FIS will share the responsibility for filing and paying tax on combined state returns that contain FNT group companies and FIS group companies; determination of which group will file the return and pay the tax will depend upon whether the common parent of the combined group is an FNT company or an FIS company.

•	There are limitations on each group’s ability to amend returns if amendment would increase the tax liability of the other group.

•	The payment of taxes will be subject to the indemnification obligations provided for in the tax disaffiliation agreement.
   Restrictions on Stock Acquisitions
     In order to help preserve the tax free nature of the Asset Contribution, FNT and FIS have mutually agreed that neither company will engage in any direct or indirect acquisition, issuance, or other transaction involving that company’s stock unless the company first obtains an opinion from a nationally recognized law firm or accounting firm that the acquisition will not cause the Asset Contribution to be taxable. This restriction is subject to various exceptions, including that the opinion restriction may be waived with the consent of certain officers of the other company.
   Other Operational Provisions
•	Prior tax sharing agreements will be terminated, except for tax sharing agreements relating to insurance companies. Such agreements will be amended to substitute FNT for FNF.

•	Dispute resolution provisions generally follow the provisions contained in the cross-indemnity agreement between us and FIS (described below).

•	Subject to some limitations and exceptions, the indemnifying party controls any contest or audit related to any indemnified tax.

Assumption Agreement.
     FNT has entered into an assumption agreement with FNF under which FNT assumes and agrees to pay, honor and discharge when due certain liabilities of FNF in accordance with their respective terms and subject to all of FNF’s associated rights, claims and defenses.
Tax Sharing Agreements (Assignment Agreement).
     FNF has assigned to FNT, without other amendment, its obligations under the tax sharing agreements between FNF and FNT’s title insurers, including Chicago Title, Fidelity National Title, Security Union Title, Alamo Title, and Ticor Title and Ticor-FL. In addition, FNF has assigned to FNT, without other amendment, its obligations under the tax sharing agreements between FNF and the specialty insurance subsidiaries that constitute the businesses that were contributed to FNT in connection with the Asset Contribution, namely Fidelity National Insurance Company, Fidelity National Property & Casualty Insurance Company, Fidelity National Indemnity Insurance Company, and Fidelity National Home Warranty Company.
Arrangements with FIS
Tax Disaffiliation Agreement.
     See description under the caption “Arrangements with FNF—Tax Disaffiliation Agreement” above.
Cross-Indemnity Agreement.
     FNT and FIS have entered into a cross-indemnity agreement, which provides that each party will indemnify the other party and certain of the other party’s affiliates and representatives from and against any losses incurred by the indemnified parties arising out of:
•	the ownership or operation of the assets or properties, the operations or conduct of the business, and the employee retirement and benefit plans and financial statements of the indemnifying party;

•	any breach by the indemnifying party of the cross-indemnity agreement, of its organizational documents, or of any law or contract to which it is a party;

•	any untrue statement of, or omission to state, a material fact in any governmental filing of the indemnified party to the extent it was as a result of information about the indemnifying party;

•	any untrue statement of, or omission to state, a material fact in any governmental filing of the indemnifying party, except to the extent it was as a result of information about the indemnified party;

•	claims brought by third parties to the extent related to the transactions contemplated by the securities exchange and distribution agreement (to the extent we are the indemnifying party) or, among other things, the merger agreement (to the extent FIS is the indemnifying party), subject to certain exceptions; and

•	the provision of services by or employment of representatives of the indemnifying party, and the termination of such services or employment.
     The cross-indemnity agreement expressly provides that it is not intended to change the allocation of liability for any matter in any other existing or future agreement between FNT and its affiliates and FIS and its affiliates, to all of which agreements the cross-indemnity agreement is made subject.

Intellectual Property Transition License.
     FNT, as licensor, has entered into an intellectual property transition license with FIS, as licensee, granting to FIS a limited license to use the “Fidelity National Financial” name and “house” logo for one year during the changeover by FIS to its own logos. The licensed use is limited to use only as part of the transition by FIS to new logos and corporate materials, and is intended to cover incidental use by FIS of previously available FNF materials (such as stationary, bags, umbrellas, shirts, other corporate memorabilia, etc.). FIS is not permitted to use the Fidelity National Financial name or “house” logo in any advertising or marketing materials. FIS is also required to use good faith efforts to terminate their use of the name and logo as soon as reasonably possible, provided that FIS will not be obligated to expend funds to revise corporate incidentals (such as shirts, coasters, bags, etc.). Until one year after William P. Foley, II is no longer the Executive Chairman of FIS or the fifth anniversary of the closing, whichever is earlier, FNT agrees not to bring suit against FIS for incidental use of the “house” logo or the Fidelity National Financial name; however, FNT will not be prohibited from bringing suit if FIS uses the name or logo in any advertising or marketing materials or any other material commercial manner.
Intellectual Property Cross License Agreement.
     FNT has entered into an intellectual property cross license agreement with FIS, mutually granting to each other a continuing, perpetual, non-exclusive and royalty-free license to use certain know-how and proprietary information that has been historically used in the conduct of our respective businesses. The terms and conditions of this agreement are substantially similar to those in the existing cross license agreement between FIS and FNT, but the breadth of the proprietary information covered is more limited than in the existing agreement.
Master Accounting and Billing Agreement.
     FNT and FIS and/or their subsidiaries have previously entered, contemporaneously with the Asset Contribution, and hereafter may enter, into various agreements with each other relating to services, licenses, and other matters, including but not limited to corporate services agreements, a master information technology agreement, software use, software development and intellectual property licenses, a title plant maintenance agreement, starters and back plant repository agreements, a lease and sublease, a telecommunications services agreement, a property management agreement, an aircraft cost sharing agreement, and various cost sharing agreements. The master accounting and billing agreement sets forth the parties’ agreement to utilize one master accounting and billing procedure for all amounts that may be owing between them from time to time pursuant to any and all agreements between them. The master accounting and billing agreement does not alter or affect the amount of any payments that may be owing or may become owing between the parties, but only sets forth the process and procedures that the parties will follow in the billing of those amounts. The master accounting and billing agreement may be terminated at any time by either party, upon not less than 60 days’ prior written notice. The agreement can also be modified to exclude any particular obligations at any time at the request of FIS and modified to include any additional obligations so long as the parties mutually agree to the inclusion.
Item 9.01. Financial Statements and Exhibits
(a) Financial statements of businesses acquired
     The financial information required by this item, if any, with respect to the Asset Contribution, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibit

Exhibit
Number	Description
10.1	Credit Agreement, dated as of September 12, 2006, with Bank of America, N.A. as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto.

10.2	Amended and Restated Securities Exchange and Distribution Agreement (incorporated by reference to Annex A to Registrant’s Schedule 14C filed on September 19, 2006).

10.3	FNT 2005 Omnibus Incentive Plan, as Amended (incorporated by reference to Annex D to Registrant’s Schedule 14C filed on September 19, 2006).

10.4	FNT Annual Incentive Plan (incorporated by reference to Annex E to Registrant’s Schedule 14C filed on September 19, 2006).

99.1	Tax Disaffiliation Agreement, dated as of October 23, 2006, by and among FNF, FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.2	Cross Indemnity Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.3	Transition License Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.4	Intellectual Property Cross License Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.5	Master Accounting and Billing Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.6	Assumption Agreement, dated as of October 23, 2006, by and between FNT and FNF.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY NATIONAL TITLE GROUP, INC.
By:	/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and Chief Financial Officer

Dated: October 27, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Credit Agreement, dated as of September 12, 2006, with Bank of America, N.A. as Administrative Agent and Swing Line Lender, and the other financial institutions party thereto.

10.2	Amended and Restated Securities Exchange and Distribution Agreement (incorporated by reference to Annex A to Registrant’s Schedule 14C filed on September 19, 2006).

10.3	FNT 2005 Omnibus Incentive Plan, as Amended (incorporated by reference to Annex D to Registrant’s Schedule 14C filed on September 19, 2006).

10.4	FNT Annual Incentive Plan (incorporated by reference to Annex E to Registrant’s Schedule 14C filed on September 19, 2006).

99.1	Tax Disaffiliation Agreement, dated as of October 23, 2006, by and among FNF, FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.2	Cross Indemnity Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.3	Transition License Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.4	Intellectual Property Cross License Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.5	Master Accounting and Billing Agreement, dated as of October 23, 2006, by and between FNT and FIS (incorporated by reference to the Current Report on Form 8-K of FIS filed on October 27, 2006).

99.6	Assumption Agreement, dated as of October 23, 2006, by and between FNT and FNF.